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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of North American Scientific, Inc. of our report dated December 5, 2002 relating to the financial statements and financial statement schedule, which appears in North American Scientific, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
November 25, 2003

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  Exhibit 23.1